Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Vassilios Gregoriou, Chief Executive Officer and Chairman of the Board of Advent Technologies Holdings, Inc. (the “Company”), hereby certifies that, to such officer’s knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2024

/s/ Vassilios Gregoriou
Vassilios Gregoriou
Chief Executive Officer and Chairman of the Board